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                                                                    Exhibit 21.1

                 SUBSIDIARIES OF ANSELL HEALTHCARE INCORPORATED

*Denotes entities that will become subsidiaries as part of the Reorganization

NAME OF                                                      STATE OR JURISDICTION OF
SUBSIDIARY                                                   INCORPORATION
----------                                                   -------------
Ansell Healthcare Products Inc.                              Delaware

Ansell Holdings (BVJ) Inc.                                   Delaware

Ansell International Holdings Inc.                           Delaware

Ansell Overseas Inc.                                         Delaware

Ansell Protective Products Inc.                              Delaware

Ansell Services Inc.                                         Delaware

*Ansell Canada Inc.                                          Canada

*Ansell Edmont Industrial Inc. de Mexico, S.A. De C.V.       Mexico

*Ansell Perry de Mexico, S.A. de C.V.                        Mexico

*Commercializadora GNK S.A. de C.V.                          Mexico

*Golden Needles de Mexico S.A. de C.V.                       Mexico

*Ansell Australian Division                                  Australia

*PDOCB Pty Ltd                                               Australia

*Ansell Protective Products Europe NV                        Belgium

*Ansell S.A.                                                 France

*Laboratories Degan S.A.                                     France

*Ansell GmbH                                                 Germany

*Ansell Medical Products Pvt Ltd                             India

*JK Ansell Ltd                                               India

*Kemwell International Ltd                                   India

*Suretex Prophylactics India Ltd                             India

*Pacific Dunlop Japan KK                                     Japan

*Ansell Ambi Sdn Bhd                                         Malaysia

*Ansell (Kedah) Sdn Bhd                                      Malaysia

*Ansell (Kulim) Sdn Bhd                                      Malaysia

*Ansell Malaysia Sdn Bhd                                     Malaysia

*Ansell Medical Sdn Bhd                                      Malaysia

*Ansell NP Sdn Bhd                                           Malaysia

*Ansell New Zealand Division                                 New Zealand

*STX Prophylactics S.A. (Proprietary) Ltd.                   South Africa

*Ansell Lanka (Pvt) Ltd                                      Sri Lanka

*Ansell (Thailand) Ltd                                       Thailand

*Latex Investments Ltd                                       Mauritius

*Suretex Limited                                             Thailand

*Ansell Glove Company Ltd                                    United Kingdom

*Ansell UK Ltd                                               United Kingdom

*Golden Needles Knitting and Glove Company Ltd.              United Kingdom

*Mates Vending Ltd                                           United Kingdom